Exhibit 21.1

LIST OF SUBSIDIARIES OF REGISTRANT

CBS Radio Subsidiaries
Subsidiary Name	Place of Incorporation or Organization

Audio House, Inc., The	California
CBS Radio Annapolis Holdings Inc.	Delaware
CBS Radio Annapolis LLC	Delaware
CBS Radio East Holdings Corporation	Delaware
CBS Radio East Inc.	Delaware
CBS Radio Holdings Corp. of Orlando	Delaware
CBS Radio Inc. of Atlanta	Delaware
CBS Radio Inc. of Boston	Delaware
CBS Radio Inc. of Detroit	Delaware
CBS Radio Inc. of Illinois	Delaware
CBS Radio Inc. of Los Angeles	Delaware
CBS Radio Inc. of Maryland	Delaware
CBS Radio Inc. of Michigan	Delaware
CBS Radio Inc. of Northern California	Delaware
CBS Radio Inc. of Washington, D.C.	Delaware
CBS Radio KMVQ-FM Inc.	Delaware
CBS Radio Media Corporation	Delaware
CBS Radio of Chicago LLC	Delaware
CBS Radio of Sacramento Inc.	Pennsylvania
CBS Radio Services Inc.	Delaware
CBS Radio Stations Inc.	Delaware
CBS Radio Texas Inc.	Delaware
CBS Radio Tower Inc.	Delaware
CBS Radio WLIF, Inc.	Maryland
CBS Radio WLIF-AM, Inc.	Maryland
CBS Radio WPGC(AM) Inc.	Delaware
CBS Sports Radio Network Inc.	Delaware
Eventful, Inc.	Delaware
Infinity Broadcasting Corporation	Delaware
Infinity Broadcasting LLC	Delaware